October 3, 2003


Board of Directors
Eagle Broadband, Inc.
101 Courageous Drive
League City, Texas 77573

         Re:      Registration on Form S-3

Gentlemen:

         We have acted as counsel to Eagle Broadband, Inc., a Texas corporation (the "Company"), in connection with the preparation of a registration statement filed with the Securities and Exchange Commission on Form S-3 ("Registration Statement") relating to 31,500,000 shares (the "Shares") of the Company's common stock, par value $0.001 per share, as described in the Registration Statement.

         We have examined such records and documents and have made such examination of laws as we considered necessary to form a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

         Based upon and subject to the foregoing, we are of the opinion that of the 31,500,000 Shares, the resale of which is being registered hereby, (i) 2,000,000 Shares are validly issued, fully paid and non-assessable, and (ii) 29,5000,000 Shares issuable upon exercise of Series A Preferred Stock, when issued and delivered by the Company in accordance with the terms of the Series A Preferred Stock, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus that is part of the Registration Statement. This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events, or developments which hereafter may be brought to our attention and which may alter, affect, or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.



                                                    Very truly yours,


                                                    /s/ Brewer & Pritchard, P.C.
                                                    ----------------------------
                                                        Brewer & Pritchard, P.C.